                                                                    Exhibit 23.2


                        Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PJ America, Inc. Non-Employee Directors 1996 Stock Incentive Plan of PJ America, Inc. and Subsidiary of our report dated June 17, 1997, with respect to the supplemental consolidated financial statements of PJ America, Inc. and Subsidiaries included in Amendment No. 2 to its Registration Statement (Form S-1 No. 30109).

                                       /s/ Ernst & Young LLP


      Birmingham, Alabama
      July 21, 1997